EXHIBIT 10.33

inTEST CORPORATION

OFFICER COMPENSATION PLAN

The Compensation Committee (the “Committee”) of the Board of Directors of inTEST Corporation (the “Company”) has approved a compensation plan for [     ] (each, a “Selected Officer”) for[     ]. The components of this plan include (i) base salary, (ii) short term incentive compensation in the form of a performance based bonus and (iii) long term incentive compensation in the form of equity compensation grants.

Base Salary

The base salary of the Selected Officers for [ ], effective on [ ], are as follows:

[ ] [ ] [ ] [ ] [ ]	Base Salary $[ ] $[ ] $[ ] $[ ] $[ ]

Short Term Incentive Compensation

The performance bonus payment target percentages to be used in the Selected Officers’ bonus calculation for [ ] are as follows:

[ ] [ ] [ ] [ ] [ ]	Target Percentage [ ]% [ ]% [ ]% [ ]% [ ]%

`         The amount of a Selected Officer’s bonus may range from zero (if none of the performance metrics are satisfied) to an amount that may exceed the target performance bonus amounts.

Short Term Incentive Target and Performance Objectives

The Selected Officers will each be eligible to receive a performance bonus payment upon satisfaction of the following weighted performance metrics during 2024:

Performan Goal [ ] [ ] [ ] [ ] [ ]	Weighting [ ]% [ ]% [ ]% [ ]% [ ]%

A Selected Officer’s respective performance bonus target percentage multiplied by his base salary; with that amount multiplied by the performance metric weighting factor; with that amount multiplied by the factor percentage, if any, determined from the matrix below.

[matricies]

General

The Committee shall calculate and determine achievement of all components of the short term incentive compensation. In the case of financial achievements, the determination shall be based on amounts derived from the Company’s audited financial statements. The Committee reserves the right to make subjective determinations and interpretations regarding the impact of unusual circumstances or events on achievement of each performance metric component by the Selected Officers. All such determinations will apply to the Selected Officers in the same manner. The Committee shall have final decision making authority regarding all issues related to the short term incentive compensation component of the plan. The Committee shall finalize the amount of and authorize payment of the bonuses as part of the approval process for the Company’s [     ] audited financial statements. If a Selected Officer leaves the Company other than for death, disability, or retirement, he will receive no bonus if he is not employed on December 31, [     ].  If a Selected Officer retires (age plus years of service equal to at least 70), or dies or becomes disabled, he is entitled to a pro-rated bonus calculated by multiplying the bonus calculated above by the result obtained by dividing the number of completed months the Selected Officer is employed in [     ] by twelve (12). Any bonus payment shall be made on or before March 15, [     ]. The Committee shall have such authority to demand the repayment or “claw back” of any amounts paid pursuant to this plan pursuant to Company recovery policies and as needed to comply with all applicable laws and regulations.

Long Term Incentive Compensation

The Selected Officers shall be entitled to receive equity compensation grants consisting of restricted stock and stock options under the inTEST Corporation 2023 Stock Incentive Plan, as amended, with the following respective fair values:

[ ] [ ] [ ] [ ] [ ]	Fair Value $[ ] $[ ] $[ ] $[ ] $[ ]

All equity compensation grants shall be awarded to the Selected Officers on [               ] (the “Grant Date”). The fair value shall be allocated as follows: [     ]% time-vested restricted stock, [     ]% performance-vested restricted stock and [     ]% stock options. The number of shares to be awarded for the time-vested restricted stock and the performance-vested restricted stock components will each be determined by dividing the applicable fair value by the closing price of the Company’s shares on teh Grant Date, and the number of shares to be awarded for the stock options component will be determined by dividing the applicable fair value by the Black-Scholes value on the Grant Date, in each case, rounded to the nearest whole number of shares.

The time-vested restricted stock awards will vest [     ], the performance-vested restricted stock awards will vest [     ] (subject to the performance metrics set forth below) and the stock option awards will vest [      ].

The performance metric used for the shares of performance-vested restricted stock shall be [     ].

The following schedule shall determine how many shares of the performance vested restricted stock are delivered:

[schedule]

To achieve a given performance level, results must equal or exceed the threshold for that level, otherwise the percentage delivered shall be rounded down to the nearest point on the schedule.

*         *         *         *         *

3